Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees, as of May 16, 2011, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Alexza Pharmaceuticals, Inc., and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Management, LLC
General Partner

By: /s/ Peter Kolchinsky
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Peter Kolchinsky
Manager

RA CAPITAL MANAGEMENT, LLC

By: /s/ Peter Kolchinsky
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Peter Kolchinsky
Manager

PETER KOLCHINSKY

/s/ Peter Kolchinsky
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